SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008 (September 19, 2008)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Great Plains Energy

On September 23, 2008, Aquila, Inc., which does business as KCP&L Greater Missouri Operations Company (“KCP&L GMO” or “Aquila”), a wholly-owned subsidiary of Great Plains Energy Incorporated (“Great Plains Energy”), as borrower and Great Plains Energy as guarantor entered into a Credit Agreement with Bank of America, N.A., as Administrative Agent and Swing Line Lender, Union Bank of California, N.A., as Syndication Agent, BNP Paribas, JPMorgan Chase Bank, N.A., and The Royal Bank of Scotland plc, as Co-Documentation Agents,  Banc of America Securities LLC and Union Bank of California, N.A., as Joint Lead Arrangers and Joint Book Managers, Suntrust Bank, Wachovia Bank, N.A., UMB Bank, N.A., The Bank of Nova Scotia, The Bank of New York Mellon, and The Northern Trust Company (the “Facility”).

The Facility is a revolving credit facility, with a term ending September 23, 2011, subject to extension, providing for loans, up to $150 million in letters of credit, and up to $25 million in swing line loans, not exceeding an aggregate of $400 million at any one time.  Great Plains Energy has unconditionally guarantied the payment of KCP&L GMO’s obligations under the Facility, and has no right of subrogation, indemnity, reimbursement or contribution against KCP&L GMO for amounts paid pursuant to the guaranty until all obligations under the Facility have been paid and the lender commitments have expired or terminated.  The aggregate amount available under the Facility may be increased up to $100 million through new or increased lender commitments, but no lender is obligated to increase its existing commitment.

Available liquidity under the Facility is not impacted by a decline in Great Plains Energy or KCP&L GMO credit ratings unless the downgrade occurs in the context of a merger, consolidation or sale of either Great Plains Energy or KCP&L GMO.  KCP&L GMO’s ability to borrow is not affected by the existence of a material adverse effect (except respecting the legality, validity or enforceability of the Facility).

The Facility provides for floating rate and Eurodollar advances. The interest rate on floating rate advances is calculated each day and is the higher of the prime rate and the federal funds effective rate plus 0.5% (as those terms are defined in the Facility), plus an amount based on KCP&L GMO current credit ratings. The interest rate of Eurodollar advances is based on the Eurodollar interest rate for the applicable period, adjusted for reserve requirements, plus an amount based on KCP&L GMO current credit ratings. Eurodollar advances may be made for terms of one, two, three or six months. Advances may be repaid at any time. All outstanding advances are due and payable at the expiration of the term of the Facility.

The Facility contains representations and affirmative, negative and financial covenants customary for such a facility, including, without limitation, limits on the incurrence of liens, disposition of assets, consolidations and mergers. Among other things, KCP&L GMO is required to maintain a consolidated indebtedness to consolidated capitalization ratio not greater than 0.65 to 1.0 at all times (as such terms are defined in the Facility). The Facility also contains customary events of default including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, indebtedness cross-defaults, certain bankruptcy and insolvency events and certain ERISA events. Upon a default caused by certain events of bankruptcy and insolvency, the obligations of the lenders to make advances or issue letters of credit automatically cease, and all outstanding advances and letter of credit obligations are immediately payable. Upon other defaults, lenders in the aggregate having more than 50% of the aggregate commitment may cause the termination or suspension of the obligations of the lenders to make advances or issue letters of credit, or declare all outstanding advances and letter of credit obligations to be due and payable, or both.

Bank of America, N.A., JP Morgan Chase Bank, N.A., BNP Paribas, Wachovia Bank, N.A., The Bank of New York Mellon, The Bank of Nova Scotia and UMB Bank, n.a. are lenders under separate revolving credit agreements aggregating $1 billion with Great Plains Energy and Kansas City Power & Light Company (“KCP&L”), a wholly-owned subsidiary of Great Plains Energy.  The Bank of New York Mellon and an affiliate are trustees under certain indentures with Great Plains Energy and KCP&L, and UMB Bank, n.a. is a trustee under an indenture with KCP&L.  Union Bank of California, N.A. is the administrative agent under a Financing Agreement dated as of April 22, 2005, providing for a $65 million revolving line of credit to KCP&L GMO, the paying agent under the credit agreement described in Item 1.02, and is the trustee under certain indentures with KCP&L GMO.  In addition, certain of the lenders and their affiliates have engaged, and may in the future engage, in other commercial banking and investment banking transactions with Great Plains Energy, KCP&L GMO and their affiliates.

Item 1.02	Termination of a Material Definitive Agreement

Great Plains Energy

In connection with the entry into the Facility described in Item 1.01, on September 19, 2008, KCP&L GMO gave notice of termination of its Credit Agreement dated as of April 13, 2005, with Citicorp USA, Inc., Union Bank of California, N.A., and the lenders named therein (the “Credit Agreement”), effective September 22, 2008.   The Credit Agreement was originally filed as Exhibit 10.1 to Aquila’s Current Report on Form 8-K filed on April 18, 2005.  The Credit Agreement was a revolving credit and letter of credit facility providing for up to $150 million of cash advances and letters of credit for working capital purposes, with a termination date of September 20, 2010.  In connection with the termination, KCP&L GMO paid approximately $1.4 million in accrued facility fees and approximately $9.4 million in termination fees.

As of September 22, 2008, there were four letters of credit outstanding in the approximate aggregate face amount of $57 million, which were transferred to separate agreements between KCP&L GMO and Citicorp USA, Inc.  The information relating to Union Bank of California, N.A., provided in the last paragraph of Item 1.01, above, is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, above, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1
Credit Agreement dated as of September 23, 2008, among Aquila, Inc., as the Borrower, Great Plains Energy Incorporated, as the Guarantor, certain lenders, Bank of America, N.A., as Administrative Agent, Union Bank of California, N.A., as Syndication Agent and BNP Paribas, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland plc as Co-Documentation Agents, Banc of America Securities LLC and Union Bank of California, N.A., as Joint Lead Arrangers and Joint Book Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Michael W. Cline
Michael W. Cline
Vice President-Investor Relations and Treasurer

Date:  September 23, 2008